Malone & Bailey, PLLC

5444 Westheimer Rd., Suite 2080

Houston TX  77056

11 October 2001

To the Board of Directors

APO Health, Inc.

We have read and agree with the comments in Item 4 of Form 8-K of APO Health, Inc. dated October 2, 2001.

Malone & Bailey, PLLC

Houston, Texas